Exhibit 10.6

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED

REFINED PRODUCT PIPELINES AND TERMINALS AGREEMENT

This First Amendment to Second Amended and Restated Refined Product Pipelines and Terminals Agreement (this “Amendment”) is dated as of October 29, 2018, to be effective as of June 4, 2018 (the “Effective Time”) by and between HOLLYFRONTIER REFINING & MARKETING LLC (“HFRM”) and HOLLY ENERGY PARTNERS-OPERATING, L.P. (“HEP Operating”). Each of HFRM and HEP Operating are collectively referred to herein as the “Parties.”

WHEREAS, the Parties desire to amend certain provisions of the Second Amended and Restated Refined Product Pipelines and Terminals Agreement, dated as of February 22, 2016, by and between HFRM and HEP Operating (the “Agreement”) as set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENTS

1.1 Section 2(n). Section 2(n) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Terminal Access Agreement. HFRM agrees to use its commercially reasonable efforts to enter into a terminal access agreement with any third party that uses any terminal owned by HEP Operating or its Affiliates where HFRM is the sole customer.

1.2 Amendment to Exhibit B. Exhibit B to the Agreement is hereby deleted and replaced in its entirety with Exhibit B attached to this Amendment.

1.3 Amendment to Exhibit C. Exhibit C to the Agreement is hereby deleted and replaced in its entirety with Exhibit C attached to this Amendment.

1.4 Amendment to Exhibit C-1. Exhibit C-1 to the Agreement is hereby deleted and replaced in its entirety with Exhibit C-1 attached to this Amendment.

ARTICLE 2

MISCELLANEOUS

2.1 Remainder of Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue to be in full force and effect. Unless the context otherwise requires, after the execution and delivery hereof, any reference in the Agreement to “this Agreement” shall mean the Agreement as amended hereby.

2.2 Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

2.3 Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement between the Parties as to the subject matter of the Agreement and, except as provided for in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first written above to be effective as of the Effective Time.

HEP OPERATING:

Holly Energy Partners-Operating, L.P.

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Executive Vice President & Chief Financial Officer

HFRM:

HollyFrontier Refining & Marketing LLC

By:	/s/ Thomas G. Creery
Name:	Thomas G. Creery
Title:	Chief Executive Officer and President

[Signature Page to First Amendment to Second Amended and Restated Refined Product Pipelines and Terminals Agreement]

EXHIBIT B

REFINED PRODUCT TERMINALS

As of February 1, 2016

Terminal Location	Storage Capacity (barrels)	Number of Tanks	Supply Source	Mode of Delivery
Moriarty, NM	189,000	9	Pipeline	Truck
Bloomfield, NM	193,000	7	Pipeline	Truck
Mountain Home, ID(1)	120,000	3	Pipeline	Pipeline
Spokane, WA	333,000	32	Pipeline/Rail	Truck
Artesia facility truck rack	N/A	N/A	Refinery	Truck
Woods Cross facilities	N/A	N/A	Refinery	Truck/Pipeline

Total	835,000

(1)	Handles only jet fuel.

EXHIBIT C

FEE SCHEDULE

As of July 1, 2018

1.

HFRM will pay a terminal service fee of $0.3752 per barrel for truck rack deliveries and $0.1251 per barrel for pipeline pump-over deliveries at each of the Refined Product Terminals, except that HFRM will pay $0.1382 per barrel for pipeline pump-over deliveries at the El Paso Hawkins Terminal.

2.	HFRM will receive a discount of $0.1152 per barrel for truck rack deliveries at the Moriarty, New Mexico terminal that exceed the Monthly Average Base Volume.

3.	HFRM will pay a service fee of $0.3126 per barrel for truck rack deliveries for facilities located within the Refineries.

4.	HFRM will pay a handling fee of $0.6563 per barrel for the movement of isobutane, propane and normal butane within any of the Refined Product Terminals.

5.

HFRM will pay a fee for lubricity additive injections to diesel fuel products, gasoline additive injections, red dye additive injections to diesel fuel products and ethanol injections made at the Refined Product Terminals. The fees for such injections, as well as the party responsible for supplying such additives, are set forth in the chart attached hereto as Exhibit C-1. The Parties agree and understand that the fees set forth on Exhibit C-1 are subject to change based on changes in cost of such additives.

6.	HFRM will supply, at its sole cost and expense, all clay and/or clay filters used in the clay filtration systems at the El Paso Hawkins Terminal.

7.

Each of the service fees listed on this Exhibit C will adjust at the beginning of each Contract Year by a percentage equal to the percentage change in the service fee in effect at the end of each of the two preceding Contract Years in the index comprised of comparable fees posted by Kinder Morgan at its Phoenix and Las Vegas terminals; provided, however, that no adjustment shall be made which would result in a decrease in any service fee.

EXHIBIT C-1

SCHEDULE OF ADDITIVE FEES

Terminal Name		Red Dye Additive Inj Fee? per bbl	Gasoline Additive Inj Fee? per bbl	Lubricity Additive Inj Fee? per bbl	Ethanol Injection Fee?	HFRM Supplies Red Dye	HFRM Supplies Gasoline Additive	HFRM Supplies Lubricity Additive
El Paso Hawkins Terminal	HFRM shipper	No	No	$0.1692	No	Yes	Yes	No
Artesia Rack	HFRM shipper	$0.2418	No	No	No	No	Yes	Yes
Moriarty Terminal	HFRM shipper	No	No	$0.0581	No	Yes	Yes	Yes
Bloomfield Terminal	HFRM shipper	No	No	Inactive	No	Yes	Yes	Yes
Spokane Terminal	HFRM shipper	$0.0301	$0.0409	$0.1692	No	No	No	No
Woods Cross Terminal	HFRM shipper	$0.0581	No	0.0581	No	Yes	No	No